Exhibit 10.14

EXHIBIT A

[FORM OF NOTE]

THE SECURITY REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR QUALIFIED UNDER ANY STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT IS IN EFFECT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. THE HOLDER OF THIS SECURITY IS SUBJECT TO THE TERMS OF THE PURCHASE AGREEMENT, DATED AS OF JUNE 3, 1999 (THE “PURCHASE AGREEMENT”), AMONG RABBIT HILL HOLDINGS, INC. (THE “COMPANY”) AND THE PURCHASERS NAMED THEREIN. A COPY OF SUCH PURCHASE AGREEMENT IS AVAILABLE AT THE OFFICES OF THE COMPANY.

FOR PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, AND THE RULES AND REGULATIONS THEREUNDER, THIS SECURITY IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT; FOR EACH $1,000 PRINCIPAL AMOUNT OF THIS SECURITY, (1) THE ISSUE PRICE IS $780; (2) THE AMOUNT OF THE ORIGINAL ISSUE DISCOUNT IS $1,648.96; (3) THE ISSUE DATE IS JUNE 3, 1999; AND (4) THE YIELD TO MATURITY IS 19.54%, (COMPOUNDED QUARTERLY).

15% SENIOR NOTES DUE 2006

No.	$

Rabbit Hill Holdings, Inc., a corporation duly organized and existing under the laws of Delaware (herein called the “Company”, which term includes any successor Person under the Purchase Agreement), for value received, hereby promises to pay to, or registered assigns, the principal sum of Dollars on June 1, 2006 (the “Stated Maturity Date”), and to pay interest thereon from June 3, 1999 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, quarterly in arrears on March 1, June 1, September 1 and December 1 in each year commencing September 1, 1999 (each, an “Interest Payment Date”) at the rate of 15% per annum, until the principal hereof is paid; provided, however, that on each such Interest Payment Date occurring prior to September 1, 2004, the Company may, at its option and in its sole discretion, in lieu of the payment in whole or in part of interest due on this Note, pay interest on this Note through the issuance of additional Notes (each a “PIK Note”) in an aggregate principal amount equal to the amount of interest that would be payable with respect to this Note, if such interest were paid in cash, unless the Payment Conditions as defined in the Fleet Distribution Agreement as such agreement is in effect at the Closing Time are satisfied (in which case such interest payment shall be payable only in cash and not with PIK Notes). To the extent that the payment of such interest shall be legally enforceable, any principal of, or premium or installment of interest on, this Note which is overdue shall bear interest at the rate of 2% per annum in excess of the rate of interest then borne by the Notes from the date such amounts are due until they are paid, and such interest shall be payable on the next Interest Payment Date.

All interest payable, on any Interest Payment Date will, as provided in the Purchase Agreement, be paid to the Person in whose name this Note (or one or more, Predecessor Notes) is registered at the close of business on the “Regular Record Date” for such interest, which shall be the fifteenth calendar day (whether or not a Business Day) immediately preceding such Interest Payment Date. Notwithstanding the foregoing, if this Note is issued after a Regular Record Date and prior to an Interest Payment Date, the record date for such Interest Payment Date shall be the original issue date of such Note.

Principal on this Note shall be payable only against surrender therefor, while payments of interest on this Note shall be made, in accordance with the Purchase Agreement and subject to applicable laws and regulations, by check mailed on or before the due date for such payment to the person entitled thereto at such person’s address appearing on the Security Register or, by wire transfer to such account as any Holder shall designate by written instructions received by the Company no less than 15 days prior to any applicable Interest Payment Date, which wire instruction shall continue in effect until such time as the Holder otherwise notifies the Company or such Holder no longer is the registered owner of this Note.

Interest will be computed on the basis of a 360-day year of twelve 30-day months.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:

RABBIT HILL HOLDINGS, INC.

[Seal]

By:
Name:
Title:

Attest:

Title:

[Form of Reverse of Note]

This Note is one of a duly authorized issue of Notes of the Company designated as its 15% Senior Notes due 2006 (herein called the “Notes”), limited in aggregate principal amount to $52.2038 million (including up to $27.2038 million in aggregate principal amount of PIK Notes) issued and to be issued pursuant to the Purchase Agreement, dated as of June 3, 1999 (herein called the “Purchase Agreement”), among the Company and the Purchasers named therein, to which Purchase Agreement and all amendments thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company and the Holders and of the terms upon which the Notes are, and are to be, issued and delivered.

The Notes are subject to redemption, upon not less than 15 nor more than 30 days’ notice by overnight courier, as a whole or in part, (i) on and after June 1, 2000 but prior to June 1, 2001 if the Equity Repurchase Event shall have been consummated and (ii) at any time on or after June 1, 2001 at the election of the Company, in each case at 100% of the principal amount, together in the case of any such redemption with accrued interest to the Redemption Date, but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Notes, of record at the close of business on the relevant record dates referred to on the face hereof, all as provided in the Purchase Agreement.

The Company shall also be required to redeem (i) Notes with Excess Cash Flow as provided for in Section 7.15 of the Purchase Agreement and (ii) Notes as provided in Section 7.16 of the Purchase Agreement.

If less than all the Notes are to be redeemed, the Notes shall be redeemed pro rata from each Holder.

The Notes do not have the benefit of any sinking fund obligations.

In the event of redemption or purchase pursuant to an offer to purchase this Note in part only, a new Note or Notes for the unredeemed or unpurchased portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

If an Event of Default shall occur and be continuing, the principal of all the Notes may be declared due and payable in the manner and with the effect provided in the Purchase Agreement. Upon payment of (i) the principal so declared due and payable and any overdue installment of interest, (ii) any overdue principal and premium payable upon redemption or repurchase of this Note, and (iii) as provided on the face hereof, interest on any overdue principal of, and any premium and interest on, this Note (in each case to the extent that the payment of such interest shall be legally enforceable), all of the Company’s obligations in respect of the payment of the principal of, and interest on, this Note shall terminate.

The Purchase Agreement provides that, subject to certain conditions, if (i) certain Excess Proceeds are available to the Company as a result of Asset Sales or (ii) a Change of Control occurs, the Company shall be required to make an offer to purchase all or a specified portion of the Notes as provided for in the Purchase Agreement.

The Purchase Agreement permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and certain rights of the Holders under the Purchase Agreement at any time by the Company with the consent of the Holders of a majority in aggregate principal amount of the Notes at the time outstanding. The Purchase Agreement also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Notes at the time outstanding, on behalf of the Holders of all the Notes, to waive compliance by the Company with certain provisions of the Agreement and certain past defaults under the Agreement and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

As provided in the Purchase Agreement and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the principal offices of the Company, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Notes are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Purchase Agreement and subject to certain limitations therein set forth, Notes are exchangeable for a like aggregate principal amount of Notes of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Company and any agent of the Company may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

All terms used in this Note which are defined in the Agreement shall have the meanings assigned to them in the Purchase Agreement.

THIS NOTE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK, EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased in its entirety by the Company pursuant to Section 7.08 or 7.09 of the Agreement, check the box:

☐

If you want to elect to have only a part of the principal amount of this Note purchased by the Company pursuant to Section 7.08 or 7.09 of the Agreement, state the portion of such amount: $                    .

Dated:	Your Signature: ____________________________________
(Sign exactly as name appears on the other side of this Note)

Signature Guarantee:

(Signature must be guaranteed by a financial institution that is a member of the Securities Transfer Agent Medallion Program (“STAMP”), the Stock Exchange Medallion Program (“SEMP”), the New York Stock Exchange, Inc. Medallion Signature Program (“MSP”) or such other signature guarantee program as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, SEMP or MSP, all in accordance with the Securities Exchange Act of 1934, as amended.)